PRINCIPAL FUNDS, INC.

CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this 29th day of December, 2013 by and between Principal Funds, Inc. (the “Fund”) and Principal Management Corporation (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, short sale dividend and interest expense, and acquired fund fees and expenses) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.

Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the fiscal year end. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby cancelled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.	PRINCIPAL MANAGEMENT CORPORATION

/s/ Nora M. Everett	/s/ Michael J. Beer
By: ________________________________________	By: ________________________________________
Name: Nora M. Everett	Name: Michael J. Beer
Title: Chair, President and Chief Executive Officer	Title: Executive Vice President and
Chief Operating Officer

/s/ Beth C. Wilson
By: _________________________________________
Name: Beth C. Wilson
Title: Secretary and Vice President

SCHEDULE A

Series	Class A	Class B	Class C	Class J	Institutional Class	Expiration
Bond & Mortgage Securities Fund	N/A	1.60%	1.75%	N/A	N/A	02/28/2014
Bond & Mortgage Securities Fund	0.88%	N/A	N/A	N/A	N/A	02/28/2015
California Municipal Fund	N/A	1.82%	N/A	N/A	N/A	02/28/2014
Diversified International Fund	N/A	2.47%	2.08%	N/A	N/A	02/28/2014
Equity Income Fund	N/A	1.97%	N/A	N/A	N/A	02/28/2014
Global Diversified Income Fund	1.25%	N/A	2.00%	N/A	N/A	02/28/2014
Global Real Estate Securities Fund	1.45%	N/A	2.20%	N/A	1.00%	02/28/2014
Government & High Quality Bond Fund	0.88%	1.65%	1.63%	1.00%	N/A	02/28/2014
High Yield Fund	N/A	1.92%	N/A	N/A	0.61%	02/28/2014
High Yield Fund I	1.05%	N/A	N/A	N/A	N/A	02/28/2014
Income Fund	N/A	1.90%	N/A	1.10%	N/A	02/28/2014
Inflation Protection Fund	0.90%	N/A	1.65%	1.15%	N/A	02/28/2014
International Emerging Markets Fund	N/A	2.78%	2.80%	N/A	N/A	02/28/2014
International Emerging Markets Fund	1.78%	N/A	N/A	N/A	N/A	02/28/2015
LargeCap Growth Fund	N/A	2.25%	N/A	N/A	N/A	02/28/2014
LargeCap Growth Fund I	1.25%	N/A	N/A	N/A	N/A	02/28/2014
LargeCap S&P 500 Index Fund	0.70%	N/A	1.30%	N/A	N/A	02/28/2014
LargeCap Value Fund	N/A	2.00%	1.70%	N/A	N/A	02/28/2014
MidCap Fund	N/A	2.09%	1.95%	N/A	N/A	02/28/2014
MidCap Growth Fund	N/A	N/A	N/A	N/A	0.75%	02/28/2014
MidCap S&P 400 Index Fund	N/A	N/A	N/A	N/A	0.25%	02/28/2014
MidCap Value Fund III	N/A	N/A	N/A	N/A	0.736%	02/28/2014
Money Market Fund	N/A	1.55%	1.79%	N/A	N/A	02/28/2014
Principal Capital Appreciation	N/A	1.99%	1.82%	N/A	N/A	02/28/2014
Principal LifeTime 2010 Fund	0.41%	N/A	N/A	N/A	N/A	02/28/2014
Principal LifeTime 2020 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2014
Principal LifeTime 2030 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2014
Principal LifeTime 2040 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2014
Principal LifeTime 2050 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2014
Principal LifeTime 2055 Fund	N/A	N/A	N/A	N/A	0.13%	02/28/2014
Principal LifeTime 2060 Fund	N/A	N/A	N/A	0.41%	0.13%	02/28/2014
Principal LifeTime Strategic Income Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2014
Real Estate Securities Fund	1.45%	2.20%	2.20%	N/A	N/A	02/28/2014
SAM Balanced Portfolio	N/A	1.70%	N/A	N/A	N/A	02/28/2014
SAM Conservative Balanced Portfolio	0.63%	1.38%	1.38%	0.63%	N/A	02/28/2014
SAM Conservative Growth Portfolio	N/A	1.71%	N/A	N/A	N/A	02/28/2014
SAM Flexible Income Portfolio	N/A	1.69%	N/A	N/A	N/A	02/28/2014
SAM Strategic Growth Portfolio	N/A	1.75%	N/A	N/A	N/A	02/28/2014
Short-Term Income Fund	N/A	N/A	1.67%	N/A	N/A	02/28/2014
SmallCap Blend Fund	1.35%	2.29%	2.08%	N/A	0.80%	02/28/2014
SmallCap Growth Fund II	N/A	N/A	N/A	1.58%	N/A	02/28/2014
SmallCap S&P 600 Index Fund	N/A	N/A	N/A	N/A	0.25%	02/28/2014
SmallCap Value Fund II	N/A	N/A	N/A	1.926%	N/A	02/28/2014
Tax-Exempt Bond Fund	0.85%	1.60%	1.60%	N/A	N/A	02/28/2014

	R-1	R-2	R-3	R-4	R-5	Expiration
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	02/28/2014
Principal LifeTime 2055 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	02/28/2014
Principal LifeTime 2060 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	02/28/2014
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	02/28/2014

Principal Management Corporation ("Principal"), the investment advisor has contractually agreed to limit Other Expenses for the Bond & Mortgage Securities Fund that are attributable to the Institutional class shares and, if necessary, pay expenses normally payable by the Fund, excluding interest expense, through the period ending February 28, 2014. It is expected that the expense limit will continue through the period disclosed; however, Principal Funds, Inc. and Principal, the parties to the agreement, may agree to terminate the expense limit prior to the end of the period.

In addition, Principal Management Corp. has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares and, if necessary, pay expenses normally payable by the Fund, excluding interest expense and acquired fund fees and expenses, through the period ending February 28, 2014. The expense limit will maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%.

Series	Class A	Class C	Institutional Class	Expiration
Bond Market Index Fund	N/A	N/A	N/A	12/31/2013
Blue Chip Fund	1.35%[1]	2.10% [1]	0.75%	12/31/2013
Diversified Real Asset Fund	1.25%	2.00%	N/A	12/31/2013
Global Multi-Strategy Fund	2.00%	2.75%	1.65%	12/31/2013
Global Opportunities Fund	1.50%[1]	2.25% [1]	0.95%	12/31/2014
International Equity Index Fund	N/A	N/A	0.35%	12/31/2014
Opportunistic Municipal Fund	0.90%	1.65%	N/A	12/31/2013
Small-MidCap Dividend Income Fund	1.40%	2.15%	N/A	12/31/2013

Series	R-1	R-2	R-3	R-4	R-5	Expiration
Bond Market Index Fund	1.18%	1.05%	0.87%	0.68%	0.56%	12/31/2013
International Equity Index Fund	1.28%	1.15%	0.97%	0.78%	0.66%	12/31/2013

1 Expiration date of December 29, 2014

In addition, for Blue Chip Fund, Global Opportunities Fund and Opportunistic Municipal Fund, Principal has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%. It is expected that the expense limit will continue through the period ending December 29, 2014.

In addition, Principal has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares of funds other than the Blue Chip Fund, Global Opportunities Fund and Opportunistic Municipal Fund by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%. It is expected that the expense limit will continue through the period ending December 31, 2014.

In addition, for the Capital Securities Fund, Principal has contractually agreed to limit the Fund’s expenses attributable to Class S shares by paying expenses normally payable by the Fund (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses). The expense limit will maintain a total level of operating expenses (expressed as a percent of average net assets on an annualized basis) not to exceed 0.00% (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses). It is expected that the expense limit will continue permanently.

SCHEDULE B

Series	Waiver	Expiration
International Fund I	0.046%	02/28/2014
LargeCap Blend Fund II	0.018%	02/28/2014
LargeCap Growth Fund I	0.016%	02/28/2014
LargeCap Growth Fund II	0.014%	02/28/2014
LargeCap Value Fund I	0.014%	02/28/2014
LargeCap Value Fund III	0.012%	02/28/2014
MidCap Growth Fund III	0.022%	02/28/2014
MidCap Value Fund I	0.06%	02/28/2015
MidCap Value Fund III	0.014%	02/28/2014
Overseas Fund	0.03%	02/28/2014
SmallCap Growth Fund I	0.072%	02/28/2015
SmallCap Growth Fund II	0.02%	02/28/2014
SmallCap Value Fund II	0.024%	02/28/2014